JOINT DISBURSEMENT INSTRUCTIONS FOR CLOSING:

                  October 14, 2005

The undersigned do hereby:

1. Acknowledge the acceptance of subscriptions from purchasers representing gross proceeds of $87,000.00 from the issuance of Convertible Debentures of Power Technology, Inc., a Nevada corporation (the "Company").

2. Represent that all conditions precedent to closing of the Company's offering of the Convertible Debentures have been satisfied or deferred; and direct that A. Pete Shukis disburse the gross proceeds of the offering at the joint direction of the undersigned as follows:

         To be disbursed via wire transfer in immediately available U.S. funds, payable to the following parties:


Gross Proceeds:   From CSI Business Finance, Inc                  $87,000.00

Less Fees:        Documentation Fee             ($2,500.00)
                                                -----------------------------
                  (payable to CSI Business Finance, Inc)          $84,500.00


Other:            Brokerage Fee                                   ($8,700.00)
                                                -----------------------------
                  (payable to Corporate Strategies, Inc)

Net Proceeds:     Net proceeds payable to the Company             $75,800.00



            (SIGNATURE PAGE IMMEDIATELY TO FOLLOW)





POWER TECHNOLOGIES, INC.


By:  ___________________________
Name: Bernard J. Walter
Its:  Chief Executive Officer





CSI BUSINESS FINANCE, INC.


By:  ___________________________
Name: Timothy J. Connolly
Its:  Chief Executive Officer









Signature page to Joint Disbursement Instructions